                                                                     Exhibit 3.5

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                 PARALLEL, L.P.

      1. The name of the limited partnership is PARALLEL, L.P., a Texas limited partnership (the "Partnership"), and the address of the principal office of the Partnership where records are to be kept or made available is 110 North Marienfeld, Suite 465, Midland, Texas 79701.

      2. The name of the registered agent of the Partnership is Larry C. Oldham, whose address is 110 North Marienfeld, Suite 465, Midland, Texas 79701.

      3. The registered office of the Partnership is 110 North Marienfeld, Suite 465, Midland, Texas 79701.

      4. The name, mailing address and street address of the principal place of business of the sole general partner of the Partnership is as follows:

                                                    Street Address
                                                    and Principal
     Name               Address                   Place of Business
     ----               -------                   ----------------
Parallel Petroleum     110 North Marienfeld       110 North Marienfeld
   Corporation         Suite 465                  Suite 465
                       Midland, Texas 79701       Midland, Texas 79701

      EXECUTED this 15th day of March, 2002.

                                           GENERAL PARTNER:

                                           PARALLEL PETROLEUM CORPORATION

                                           By: /s/ Larry C. Oldham
                                             ----------------------------------
                                               Larry C. Oldham, President